Exhibit 99

Editorial Contact: Gwen Carlson Conexant Systems, Inc. (949) 483-7363	Investor Relations Contact: Bruce Thomas Conexant Systems, Inc. (949) 483-2698

CONEXANT GROWS REVENUES 23 PERCENT YEAR OVER YEAR AND DELIVERS 10 PERCENT PRO FORMA OPERATING PROFIT IN FIRST FISCAL QUARTER

Record Shipments of ADSL, Satellite Set-top Box and
PC Video Solutions Drive Performance

        NEWPORT BEACH, Calif., Jan. 28, 2004 – Conexant Systems, Inc. (Nasdaq: CNXT), a worldwide leader in semiconductor system solutions for digital home information and entertainment networks, today announced revenues of $177.3 million for the first quarter of fiscal 2004, which ended January 2, 2004. First fiscal quarter 2004 revenues increased 23 percent over first fiscal quarter 2003 revenues of $144.2 million, and 8 percent over fourth fiscal quarter 2003 revenues of $164.7 million. First fiscal quarter pro forma operating profit was $17.2 million, or 9.7 percent of revenues, compared to $0.5 million in the year-ago quarter. First fiscal quarter 2004 pro forma operating profit increased by 158 percent from $6.7 million in the fourth fiscal quarter of 2003. On a pro forma basis, net profit for the first fiscal quarter of 2004 was $0.04 per diluted share, compared to $0.01 per diluted share in the fourth fiscal quarter of 2003.

        “Conexant first fiscal quarter revenues of $177.3 million grew 23 percent on a year-over-year basis and above expectations at 8 percent sequentially,” said Dwight W. Decker, Conexant chairman and chief executive officer. “This growth was driven by milestone performances in three of our key growth initiatives, with record unit shipments in each of our client-side ADSL, satellite set-top box and PC video businesses.

        “We also delivered another quarter of accelerated earnings growth, posting first fiscal quarter pro forma operating profit of $17.2 million, which is approximately 10 percent of sales and a sequential improvement of 158 percent. This marks the third consecutive quarter in which we have more than doubled our pro forma operating profit, and is a dramatic improvement from our essentially breakeven performance a year ago.”

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Conexant Grows Revenues 23 Percent Year Over Year and Delivers 10 Percent Pro Forma Operating Profit in First Fiscal Quarter	2

        Conexant’s pro forma results are a supplement to financial statements based on generally accepted accounting principles (GAAP). Conexant uses pro forma information to evaluate its operating performance and believes this presentation provides investors with additional insight into its underlying operating results. A full reconciliation between the pro forma and GAAP results from continuing operations is included in the accompanying financial data. Presented on a GAAP basis, the net income for the first quarter of fiscal 2004 was $40.6 million, or $0.13 per diluted share, compared to a net loss of $4.8 million, or $0.02 per diluted share, in the first quarter of fiscal 2003, and a net income of $37.2 million, or $0.12 per diluted share, in the fourth fiscal quarter of 2003.

        Gross margin for the first fiscal quarter was 44.6 percent, up approximately one percent from the previous quarter. Pro forma operating expenses of $61.9 million were in line with the company’s expectations. Conexant’s cash, cash equivalents and short-term investments totaled $188.3 million at the end of the quarter, reflecting a sequential increase of $12.8 million.

Second Quarter Fiscal 2004 Outlook

        “Our second fiscal quarter is a seasonally weak period for most of the markets Conexant addresses, with typical revenue declines of approximately 5 to 10 percent,” Decker said. “However, even from our higher-than-expected prior-quarter revenue base, continued strength in our growth initiatives is expected to drive a less-than-seasonal revenue decline of 3 to 5 percent. We anticipate that gross margin will remain between 44 and 45 percent, and we expect to hold pro forma operating expenses flat at approximately $62 million.”

About the Conexant and GlobespanVirata Merger

        In November 2003, Conexant and GlobespanVirata, Inc. (Nasdaq: GSPN) signed a definitive agreement to combine the two companies in a strategic merger that will create the worldwide leader in semiconductor solutions for broadband communications and the digital home. In December 2003, the U.S. Federal Trade Commission granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act for the pending merger of the two companies. Earlier this month, the Securities and Exchange Commission declared effective the registration statement on Form S-4, and the two companies completed and mailed to shareowners the joint proxy statement/prospectus pertaining to the merger.

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Conexant Grows Revenues 23 Percent Year Over Year and Delivers 10 Percent Pro Forma Operating Profit in First Fiscal Quarter	3

        The merger transaction is subject to customary closing conditions, including shareowner approval. Shareowners of both companies will vote on the proposed merger on February 25, 2004. The merger is expected to be completed promptly after shareowner approval is received. The combined company will retain the Conexant name and be headquartered in Red Bank, New Jersey. Its stock will continue to trade on the Nasdaq national market under the ticker symbol “CNXT.”

Note to Editors, Analysts and Investors

        The Conexant first fiscal quarter 2004 conference call will take place on Wednesday, January 28, 2004, at 2:00 p.m. PST/5:00 p.m. EST. To listen to the conference call via telephone, call 866-710-0179 (domestic) or 334-323-9854 (international); security code: Conexant. To listen via the Internet, visit the Investor Relations section of Conexant’s Web site at www.conexant.com/ir. Playback of the conference call will be available shortly after the call concludes and will be accessible on Conexant’s Web site at www.conexant.com/ir or by calling 800-858-5309 (domestic) or 334-323-7226 (international); access code: 40313, pass code: 16809

About Conexant

        Conexant’s innovative semiconductor system solutions are driving digital home information and entertainment networks worldwide. The company has leveraged its expertise and leadership position in modem technologies to enable more Internet connections than all of its competitors combined, and continues to develop leading integrated silicon solutions for cable, satellite, terrestrial data and digital video networks.

        Key products include digital subscriber line (DSL) and cable modem solutions, home network processors, broadcast video encoders and decoders, digital set-top box components and systems solutions, and dial-up modems. The company also offers a suite of wireless data and networking components solutions that includes HomePlug®, HomePNA™ and WLAN (802.11) components and reference designs.

        Conexant is a fabless semiconductor company and has approximately 1,400 employees. The company is headquartered in Newport Beach, Calif. To learn more, visit us at www.conexant.com.

Safe Harbor Statement

        This press release contains statements relating to future results of Conexant (including certain projections and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to: the cyclical nature of the semiconductor industry and the markets addressed by the company’s and its customers’ products; demand for and market acceptance of new and existing products; successful development of new products; the timing of new product introductions; changes in product mix; product obsolescence; the availability of manufacturing capacity; fluctuations in manufacturing yields; pricing pressures and other competitive factors; the ability to develop and implement new technologies and to obtain protection for the related intellectual property; the uncertainties of litigation; our ability to attract and retain qualified personnel; costs related to our proposed merger with GlobespanVirata, Inc.; the successful completion of our proposed merger with GlobespanVirata, and the risk that our and GlobespanVirata’s businesses will not be successfully integrated, as well as other risks and uncertainties, including those detailed from time to time in Conexant’s Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

Conexant is a trademark of Conexant Systems, Inc. The GlobespanVirata name and logo are trademarks of GlobespanVirata, Inc. Other brands and names contained in this release are the property of their respective owners.

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Conexant Grows Revenues 23 Percent Year Over Year and Delivers 10 Percent Pro Forma Operating Profit in First Fiscal Quarter	4

CONEXANT SYSTEMS, INC. Pro Forma Consolidated Condensed Statements of Operations (unaudited, in thousands, except per share amounts)

	Three months ended
	Dec. 31, 2003	Sept. 30, 2003	June 30, 2003	Dec. 31, 2002
Net revenues	$177,333	$164,703	$150,950	$144,201
Cost of goods sold	98,196	92,592	86,000	81,462

Gross margin	79,137	72,111	64,950	62,739
Operating expenses:
Research and development	39,131	41,494	38,804	39,769
Selling, general and administrative	22,809	23,955	22,915	22,434

Total operating expenses	61,940	65,449	61,719	62,203

Pro forma operating income	17,197	6,662	3,231	536
Other expense, net	(4,603)	(3,789)	(2,185)	(1,929)

Pro forma income (loss) before income
taxes	12,594	2,873	1,046	(1,393)
Provision (benefit) for income taxes	248	(1,314)	488	316

Pro forma income (loss) from
continuing operations	$12,346	$4,187	$558	$(1,709)

Pro forma income (loss) per share from
continuing operations-basic	$0.04	$0.02	$—	$(0.01)

Pro forma income (loss) per share from
continuing operations-diluted	$0.04	$0.01	$—	$(0.01)

Number of shares used in per share
computation-basic	277,190	273,241	268,489	265,714

Number of shares used in per share
computation-diluted	300,181	296,124	271,051	265,714

Continuing operations exclude the results of the company’s discontinued Mindspeed Technologies Internet infrastructure business which was spun off in June 2003.

Pro forma operating income, pro forma income (loss) from continuing operations, and pro forma income (loss) per share from continuing operations exclude the amortization of intangible assets, special charges, stock compensation and certain non-operating gains and losses. The company believes these measures of earnings provide a better understanding of its underlying operating results and the company uses these measures internally to evaluate its underlying operating performance. These measures of earnings are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from pro forma measures used by other companies.

A reconciliation of pro forma income (loss) from continuing operations presented above with the company’s income (loss) from continuing operations as determined under generally accepted accounting principles is presented in the following table.

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Conexant Grows Revenues 23 Percent Year Over Year and Delivers 10 Percent Pro Forma Operating Profit in First Fiscal Quarter	5

CONEXANT SYSTEMS, INC. Reconciliation of Pro Forma Income (Loss) From Continuing Operations to Reported Results (unaudited, in thousands, except per share amounts)

	Three months ended
	Dec. 31, 2003	Sept. 30, 2003	June 30, 2003	Dec. 31, 2002
Pro forma income (loss) from
continuing operations	$12,346	$4,187	$558	$(1,709)
Amortization of intangible assets
and special items:
Amortization of intangible assets	955	914	925	799
Special charges (a)	605	4,794	6,526	6,774
Stock compensation	23	33	45	813
Gain on debt extinguishment	—	—	(7,376)	—
Environmental charge	—	1,202	—	—
Equity in losses (earnings) of
equity method investees	(10,165)	(114)	2,423	(1,303)
Unrealized (gain) loss on note
receivable from Skyworks	4,911	(11,234)	76	4,029
Unrealized gain on the
Mindspeed warrant	(24,630)	(30,230)	—	—
Gains on sales of certain
investments and assets	—	(3,390)	(5,228)	—
Write-down of investments	—	5,000	—	—

Income (loss) from continuing
operations	$40,647	$37,212	$3,167	$(4,763)

Income (loss) per share, basic:
Pro forma income (loss) from
continuing operations	$0.04	$0.02	$—	$(0.01)
Amortization of intangible assets
and special items	0.11	0.12	0.01	(0.01)

Income (loss) from continuing
operations	$0.15	$0.14	$0.01	$(0.02)

Income (loss) per share, diluted:
Pro forma income (loss) from
continuing operations	$0.04	$0.01	$—	$(0.01)
Amortization of intangible assets
and special items	0.09	0.11	0.01	(0.01)

Income (loss) from continuing
operations	$0.13	$0.12	$0.01	$(0.02)

(a)	Special charges consist of asset impairments, restructuring charges, integration costs, and gains and losses on the disposal of certain operating assets.

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Conexant Grows Revenues 23 Percent Year Over Year and Delivers 10 Percent Pro Forma Operating Profit in First Fiscal Quarter	6

CONEXANT SYSTEMS, INC. Consolidated Condensed Statements of Operations (unaudited, in thousands, except per share amounts)

	Three months ended
	Dec. 31, 2003	Sept. 30, 2003	June 30, 2003	Dec. 31, 2002
Net revenues	$177,333	$164,703	$150,950	$144,201
Cost of goods sold	98,196	92,592	86,000	81,462

Gross margin	79,137	72,111	64,950	62,739
Operating expenses:
Research and development	39,154	41,527	38,849	40,237
Selling, general and administrative	22,809	23,955	22,915	22,779
Amortization of intangible assets	955	914	925	799
Special charges (b)	605	4,794	6,526	6,774

Total operating expenses	63,523	71,190	69,215	70,589

Operating income (loss)	15,614	921	(4,265)	(7,850)
Gain on extinguishment of debt	—	—	7,376	—
Other income, net	25,281	34,977	544	3,403

Income (loss) before income taxes	40,895	35,898	3,655	(4,447)
Provision (benefit) for income taxes	248	(1,314)	488	316

Income (loss) from continuing
operations	40,647	37,212	3,167	(4,763)
Discontinued operations, net of tax	—	—	(52,297)	(620,610)

Net income (loss)	$40,647	$37,212	$(49,130)	$(625,373)

Income (loss) per share, basic:
Continuing operations	$0.15	$0.14	$0.01	$(0.02)
Discontinued operations	—	—	(0.19)	(2.33)

Net income (loss)	$0.15	0.14	(0.18)	(2.35)

Income (loss) per share, diluted:
Continuing operations	$0.13	$0.12	$0.01	$(0.02)
Discontinued operations	—	—	(0.19)	(2.33)

Net income (loss)	$0.13	0.12	(0.18)	(2.35)

Number of shares used in per share
computation-basic	277,190	273,241	268,489	265,714

Number of shares used in per share
computation-diluted	307,545	303,488	271,051	265,714

(b)	Special charges consist of asset impairments, restructuring charges, integration costs and gains and losses on the disposal of certain operating assets.

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Conexant Grows Revenues 23 Percent Year Over Year and Delivers 10 Percent Pro Forma Operating Profit in First Fiscal Quarter	7

CONEXANT SYSTEMS, INC. Consolidated Condensed Balance Sheets (unaudited, in thousands)

	December 31, 2003	September 30, 2003
ASSETS
Current assets:
Cash, cash equivalents, and short-term investments (c)	$188,312	$175,469
Receivables, net	85,614	79,557
Inventories	58,979	59,548
Deferred income taxes	13,641	13,600
Mindspeed warrant-current portion	21,350	—
Other current assets	27,917	26,524

Total current assets	395,813	354,698
Property, plant and equipment, net	37,739	36,310
Goodwill	56,865	56,865
Intangible assets, net	11,550	12,506
Deferred income taxes	241,440	241,260
Mindspeed warrant	122,510	119,230
Other assets	121,593	110,838

Total assets	$987,510	$931,707

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$68,092	$55,909
Accrued compensation and benefits	30,990	28,865
Other current liabilities	34,227	36,907

Total current liabilities	133,309	121,681
Convertible subordinated notes	581,825	581,825
Other liabilities	58,772	61,435

Total liabilities	773,906	764,941

Shareholders' equity	213,604	166,766

Total liabilities and shareholders' equity	$987,510	$931,707

(c)	Cash, cash equivalents, and short-term investments as of December 31, 2003 and September 30, 2003 includes the $51.0 million and $55.6 million, respectively, fair value of the 15% convertible notes receivable from Skyworks.

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Conexant Grows Revenues 23 Percent Year Over Year and Delivers 10 Percent Pro Forma Operating Profit in First Fiscal Quarter	8

CONEXANT SYSTEMS, INC. Selected Other Data (unaudited, in thousands)

	Three months ended
	Dec. 31, 2003	Sept. 30, 2003	June 30, 2003	Dec. 31, 2002
Selected Data—From Continuing
Operations (a):
Depreciation (b)	$3,155	$3,252	$3,648	$5,540
Capital expenditures	4,857	6,289	5,197	3,197
Revenues By Region:
Americas	$22,401	$18,145	$15,565	$19,232
Asia-Pacific	140,362	128,474	125,606	113,113
Europe, Middle East and Africa	14,570	18,084	9,779	11,856

	$177,333	$164,703	$150,950	$144,201

(a)	Continuing operations exclude the discontinued Mindspeed Technologies Internet infrastructure business which was spun off in June 2003.

(b)	Does not include amortization of intangible assets, as applicable.